Exhibit 99.1






For:     Immediate Release                       Contact: Larry Lentych
         July 27, 2006                                    574 235 2000

                                                          Andrea Short
                                                          574 235 2000



            1ST SOURCE CORPORATION EARNINGS INCREASE IN 2ND QUARTER,
                       STOCK AND CASH DIVIDENDS ANNOUNCED

         South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $10.28 million for the second quarter of 2006, an increase of 24.92 percent compared to the $8.23 million reported in the second quarter of 2005. For the first six months of 2006, net income for 1st Source Corporation was $20.21 million, a 33.21 percent increase over the $15.17 million reported for the same period in 2005.

         Diluted net income per common share for the second quarter of 2006 amounted to $0.45, up 25.00 percent compared with $0.36 reported in the second quarter of 2005. Diluted net income per share for the first two quarters of 2006 was $0.88, an increase of 33.33 percent over the $0.66 reported in the same period a year ago. (All share and per share information has been adjusted for a 10% stock dividend declared on July 27, 2006, unless otherwise noted.)

         Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at the July meeting, the Board of Directors approved a ten percent (10%) stock dividend of 1st Source common stock. The stock dividend will be payable to shareholders of record on August 7, 2006. The Board also approved a cash dividend increase to $0.14 per share, up 28.44 percent over the second quarter cash dividend in 2005. The cash dividend will be payable to shareholders of record on August 8, 2006. Both the stock dividend and cash dividend will be paid on August 15, 2006.

         Mr. Murphy commented, "It's been an especially good second quarter for 1st Source. Our loans grew steadily, and deposits were up. Credit quality remains very strong with net recoveries received during the quarter. Our net interest margin is slowly beginning to improve, but still remains pressured in


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this challenging interest rate environment, and expenses are being tightly controlled. We continue to execute on our long range plans including the investment in new systems and facilities. The discipline and attention to detail are beginning to pay off."

         Mr. Murphy continued, "We were pleased that our 1st Source Corporation stock (SRCE) has been included in the NASDAQ Global Select Market. The new NASDAQ classification has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. We are honored to be listed among such a strong group of growing companies."

         1st Source's reserve for loan and lease losses as of June 30, 2006, was
2.26 percent of total loans and leases compared to 2.50 percent at June 30, 2005. Net recoveries of $1.77 million were recorded for the second quarter 2006, compared to net recoveries of $0.31 million for the same quarter a year ago. Year-to-date net recoveries of $2.47 million have been recorded in 2006, compared to net charge-offs of $0.29 million for the first half of 2005. The ratio of nonperforming assets to net loans and leases was 0.57 percent on June 30, 2006, compared to 0.91 percent on June 30, 2005.

         Improvement in the net interest margin was reflective of the growth in loans and leases and yields on the loan and lease portfolios. The net interest margin was 3.44 percent for the second quarter of 2006 versus 3.18 percent for the same period in 2005. The net interest margin was 3.36 percent for the six months ending June 30, 2006, versus 3.16 percent for the same period in 2005. Tax-equivalent net interest income was $27.81 million for the second quarter of 2006, up 11.76 percent from 2005's second quarter. For the first six months of 2006, tax-equivalent interest income was $53.53 million compared to $49.14 million for the first six months of 2005, an increase of 8.94 percent.

         Noninterest income for the second quarter 2006 was $19.07 million, up
23.83 percent from the second quarter of 2005. For the first six months of 2006, noninterest income was $38.07 million up 15.05 percent from 2005. During the second quarter of 2006, mortgage banking income increased primarily due to a gain of $1.25 million on sale of mortgage servicing rights. Equipment rental income increased during the second quarter of 2006 mainly due to an increase in the operating lease portfolio and rental recoveries. Service charges on deposit accounts increased as a result of growth in the number of retail deposit accounts and increased overdraft and NSF fees.


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         Trust fees and insurance commissions increased in both the three and six month periods ended June 30, 2006, over the same periods in 2005. Trust fees increased due to growth in assets under management and an increase in IRA custodian revenue. Insurance commissions increased due to growth in commercial lines and higher premiums. Gains on venture partnership investments due to market value adjustments were significantly higher as compared to the first six months of 2005.

         Noninterest expense was $32.39 million for the second quarter of 2006, compared with $30.63 million for the second quarter of 2005. For the first six months, noninterest expense was $61.79 million, compared with $62.30 million for the same period in 2005. The overall decrease in noninterest expense was mainly reflected in salaries and employee benefits on a year-over-year basis which was primarily due to a one-time reduction in the accrual for stock-based compensation expense taken in the first quarter of 2006 related to the adoption of a new accounting standard.

         As of June 30, 2006, leased equipment depreciation increased on a year-over-year basis, primarily due to the increase in the operating lease portfolio. Professional fees increased mostly due to higher audit and regulatory examination fees. Other expenses were higher at June 30, 2006, as compared to one year ago as a result of higher legal contingency expenses and losses related to an employee defalcation. Furniture and equipment expense increased on a year-over-year basis due to increased software costs, expenses related to the core system conversion project and other processing charges. Supplies and communication and business development and marketing expense remained comparable to 2005 levels.

         As of June 30, 2006, the 1st Source common equity-to-assets ratio was
9.76 percent compared to 9.67 percent a year ago. Common shareholders' equity was $352.31 million, up 5.60 percent from the $333.61 million a year ago. Total assets at the end of the second quarter of 2006 were $3.61 billion, up 4.56 percent from the same time last year. Total deposits were up 2.82 percent and total loans and leases grew 9.85 percent over the comparable figures at the end of the second quarter of 2005.

         1st Source is the largest locally controlled financial institution headquartered and serving the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized


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financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 65 banking centers in 15 counties, 4 Trustcorp Mortgage offices in Indiana and Ohio, and 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

         1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Incorporated; Crowell, Weedon & Company; FTN Midwest Securities Corp.; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Incorporated; Lehman Brothers, Incorporated; Morgan Stanley & Company, Incorporated; Prudential Equity Group, Incorporated; Sandler O'Neill & Partners; Stifel, Nicolaus & Company; Susquehanna Capital Group; and UBS Securities LLC.

         1st Source's floating rate cumulative trust preferred security is traded on the Nasdaq stock market under the symbol "SRCEO." The rate for the third quarter 2006 is 7.26 percent. Marketmakers in those securities are Howe Barnes Investments, Inc.; Stifel, Nicolaus & Company; and UBS Securities LLC.

         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," "should," and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

         1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could


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cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

                                      # # #


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
1ST SOURCE CORPORATION                                                                                       PAGE 6
2nd QUARTER 2006 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
                                                                 THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                      JUNE 30                           JUNE 30

                                                                 2006        2005                 2006         2005
                                                            -----------   -----------         -----------   ------------
END OF PERIOD BALANCES
   Assets                                                                                     $  3,608,526  $  3,451,131
   Loans and leases                                                                              2,615,152     2,380,614
   Deposits                                                                                      2,814,609     2,737,329
   Reserve for loan and lease losses                                                                59,197        59,547
   Intangible assets                                                                                20,056        22,755
   Common shareholders' equity                                                                     352,312       333,613

AVERAGE BALANCES
   Assets                                                   $  3,482,532  $  3,359,880        $  3,444,006 $   3,349,332
   Earning assets                                              3,246,329     3,142,248           3,209,319     3,133,547
   Investments                                                   627,317       723,162             630,560       750,202
   Loans and leases                                            2,542,118     2,325,183           2,499,834     2,301,846
   Deposits                                                    2,706,707     2,603,590           2,660,751     2,596,381
   Interest bearing liabilities                                2,698,097     2,581,021           2,665,772     2,580,970
   Common shareholders' equity                                   352,149       328,347             350,734       327,943

INCOME STATEMENT DATA
   Net interest income                                      $     27,145  $     24,202        $     52,244 $      47,806
   Net interest income - FTE                                      27,807        24,882              53,530        49,135
   Recovery of provision for loan and lease losses                (1,671)       (3,411)             (1,971)       (3,832)
   Noninterest income                                             19,067        15,398              38,072        33,093
   Noninterest expense                                            32,386        30,626              61,792        62,300
   Net income                                                     10,277         8,227              20,210        15,171

PER SHARE DATA*
   Basic net income per common share                        $       0.46  $       0.36        $       0.90  $       0.67
   Diluted net income per common share                              0.45          0.36                0.88          0.66
   Cash dividends paid per common share                            0.127         0.109               0.255         0.218
   Book value per common share                                     15.67         14.67               15.67         14.67
   Market value - High                                            30.809        21.636              30.809        23.491
   Market value - Low                                             24.682        17.645              22.636        17.645
   Basic weighted average common shares outstanding           22,505,875    22,754,331          22,576,338    22,772,502
   Diluted weighted average common shares outstanding         22,810,923    23,047,293          22,876,839    23,069,981

KEY RATIOS
   Return on average assets                                         1.18 %        0.98 %              1.18 %        0.91 %
   Return on average common shareholders' equity                   11.71         10.05               11.62          9.33
   Average common shareholders' equity to average assets           10.11          9.77               10.18          9.79
   End of period tangible common equity to tangible assets          9.26          9.07                9.26          9.07
   Net interest margin                                              3.44          3.18                3.36          3.16
   Efficiency: expense to revenue                                  66.79         73.98               66.55         74.57
   Net charge-offs to average loans and leases                     (0.28)        (0.05)              (0.20)         0.03
   Loan and lease loss reserve to loans and leases                  2.26          2.50                2.26          2.50
   Nonperforming assets to loans and leases                         0.57          0.91                0.57          0.91

ASSET QUALITY
  Loans and leases past due 90 days or more                                                   $        278  $         52
  Nonaccrual and restructured loans and leases                                                      13,252        19,447
  Other real estate                                                                                    819         1,067
  Repossessions                                                                                      1,082           411
  Equipment owned under operating leases                                                                 0         1,088
  Total nonperforming assets                                                                        15,431        22,065

*Per share figures have been adjusted for 10% stock dividend declared July 27, 2006.
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

1ST SOURCE CORPORATION                                                   Page 7
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
                                                                     JUNE 30, 2006      JUNE 30, 2005
                                                                     -------------      -------------
ASSETS
Cash and due from banks                                              $   118,884        $    95,215
Federal funds sold and interest bearing deposits with other banks          2,320             19,122
Investment securities available-for-sale, at fair value                  628,366            707,494
  (amortized cost of $635,176 and $710,632 at
  June 30, 2006 and 2005, respectively)
Trading account securities                                                   300                  -

Mortgages held for sale                                                   82,018            104,537

Loans and leases, net of unearned discount:
  Commercial and agricultural loans                                      491,334            438,880
  Auto, light truck and environmental equipment                          337,497            311,746
  Medium and heavy duty truck                                            319,845            290,597
  Aircraft financing                                                     453,470            447,089
  Construction equipment financing                                       273,621            209,785
  Loans secured by real estate                                           618,204            575,125
  Consumer loans                                                         121,181            107,392
                                                                     ------------       ------------
TOTAL LOANS AND LEASES                                                 2,615,152          2,380,614
Reserve for loan and lease losses                                        (59,197)           (59,547)
                                                                     ------------       ------------
NET LOANS AND LEASES                                                   2,555,955          2,321,067

Equipment owned under operating leases                                    67,647             47,232
    (net of accumulated depreciation)
Premises and equipment                                                    37,414             38,214
Accrued income and other assets                                          115,622            118,250
                                                                     ------------       ------------
TOTAL ASSETS                                                         $ 3,608,526        $ 3,451,131
                                                                     ============       ============

LIABILITIES
Deposits:
  Noninterest bearing                                                $   379,230        $   409,450
  Interest bearing                                                     2,435,379          2,327,879
                                                                     ------------       ------------
TOTAL DEPOSITS                                                         2,814,609          2,737,329

Federal funds purchased and securities sold                              217,923            186,837
   under agreements to purchase
Other short-term borrowings                                               67,799             56,602
Long-term debt and mandatorily redeemable securities                      33,554             18,119
Subordinated notes                                                        59,022             59,022
Accrued expenses and other liabilities                                    63,307             59,609
                                                                     ------------       ------------
TOTAL LIABILITIES                                                      3,256,214          3,117,518

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                                  -                  -
Common stock; no par value                                                 7,578              7,578
Capital surplus                                                          214,001            214,001
Retained earnings                                                        154,339            126,183
Cost of common stock in treasury                                         (19,405)           (12,213)
Accumulated other comprehensive loss                                      (4,201)            (1,936)
                                                                     ------------       ------------
TOTAL SHAREHOLDERS' EQUITY                                               352,312            333,613
                                                                     ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $ 3,608,526        $ 3,451,131
                                                                     ============       ============
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

1st SOURCE CORPORATION                                                   Page 8
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
                                                            Three Months Ended         Six Months Ended
                                                                  June 30                  June 30
                                                            2006          2005        2006         2005
                                                          ---------    ----------  ----------    ---------
Interest income:
  Loans and leases                                        $ 44,421      $ 35,465    $ 85,309     $ 69,102
  Investment securities, taxable                             4,797         3,915       8,722        7,733
  Investment securities, tax-exempt                          1,292         1,336       2,559        2,600
  Other                                                        271           127         587          204
                                                          ---------    ----------  ----------    ---------
Total interest income                                       50,781        40,843      97,177       79,639

Interest expense:
  Deposits                                                  19,283        13,330      36,316       25,646
  Short-term borrowings                                      2,822         2,006       5,582        3,708
  Subordinated notes                                         1,080         1,000       2,130        1,964
  Long-term debt and mandatorily redeemable securities         451           305         905          515
                                                          ---------    ----------  ----------    ---------
Total interest expense                                      23,636        16,641      44,933       31,833
                                                          ---------    ----------  ----------    ---------
Net interest income                                         27,145        24,202      52,244       47,806
Recovery of provision for loan and lease losses             (1,671)       (3,411)     (1,971)      (3,832)
                                                          ---------    ----------  ----------    ---------
Net interest income after recovery of
provision for loan and lease losses                         28,816        27,613      54,215       51,638

Noninterest income:
  Trust fees                                                 3,658         3,285       7,049        6,531
  Service charges on deposit accounts                        4,917         4,251       9,303        8,214
  Mortgage banking income                                    3,105         1,551       4,862        4,318
  Insurance commissions                                        932           833       2,614        1,997
  Equipment rental income                                    4,658         3,927       8,878        7,942
  Other income                                               1,647         1,546       3,133        3,182
  Investment securities and other investment gains             150             5       2,233          909
                                                          ---------    ----------  ----------    ---------
Total noninterest income                                    19,067        15,398      38,072       33,093
                                                          ---------    ----------  ----------    ---------
Noninterest expense:
  Salaries and employee benefits                            16,873        17,090      32,387       35,634
  Net occupancy expense                                      1,860         1,732       3,727        3,834
  Furniture and equipment expense                            2,959         2,844       6,093        5,486
  Depreciation - leased equipment                            3,547         3,194       6,929        6,517
  Supplies and communication                                 1,307         1,321       2,670        2,664
  Other expense                                              5,840         4,445       9,986        8,165
                                                          ---------    ----------  ----------    ---------
Total noninterest expense                                   32,386        30,626      61,792       62,300
                                                          ---------    ----------  ----------    ---------
Income before income taxes                                  15,497        12,385      30,495       22,431
Income tax expense                                           5,220         4,158      10,285        7,260
                                                          ---------    ----------  ----------    ---------
Net income                                                $ 10,277      $  8,227    $ 20,210     $ 15,171
                                                          =========    ==========  ==========    =========

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The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com